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                                                            EXHIBIT NO. 99.7(d)

                                    FORM OF

                     AMENDMENT NO. 2 TO CUSTODIAN AGREEMENT

                                                           As of: July 26, 2005

              SCHEDULE A TO AMENDMENT NO. 2 TO CUSTODIAN AGREEMENT

MFS Series Trust X, on behalf of its series:
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MFS Conservative Allocation Fund
MFS Moderate Allocation Fund
MFS Growth Allocation Fund
MFS Aggressive Growth Allocation Fund
MFS International Diversification Fund

MFS Series Trust XII, on behalf of its series:
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MFS Lifetime Retirement Income Fund
MFS Lifetime 2010 Fund
MFS Lifetime 2020 Fund
MFS Lifetime 2030 Fund
MFS Lifetime 2040 Fund


MFS FUNDS LISTED IN THIS SCHEDULE A     STATE STREET BANK AND TRUST COMPANY

By:                                     By:
    ------------------------------          -----------------------------------
    Name:  Susan S. Newton                  Name:
    Title: Assistant Secretary and          Title:
           Assistant Clerk


                                        JPMORGAN CHASE INVESTOR SERVICES CO.

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title: